                                                                      Exhibit 21


SUBSIDIARIES OF TRUMP'S CASTLE ASSOCIATES, L.P.:
------------------------------------------------

     Trump's Castle Funding, Inc. (New Jersey corporation)


SUBSIDIARIES OF TRUMP'S CASTLE FUNDING, INC.:
---------------------------------------------

     None